Exhibit 10.23

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

RAYMOND JAMES FINANCIAL, INC.

2O12 STOCK INCENTIVE PLAN

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:

You (the “Grantee”) have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Raymond James Financial, Inc. 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Subject to the Option (the “Shares”)

Total Exercise Price	$

Type of Option:	Incentive Stock Option

Non-Qualified Stock Option

Expiration Date:	[Sixty-two (62) months] [Five (5) years]

Post-Termination Exercise Period	Forty-five (45) days

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

Notwithstanding the foregoing, the Award shall be subject to the following accelerated vesting provisions:

•
In the event the Grantee’s Continuous Service terminates due to death or Disability, 100% of the Shares subject to the Option shall become vested and exercisable immediately prior to such termination of Continuous Service.

•	In the event of the Grantee’s Retirement, 100% of the Shares subject to the Option shall become vested and exercisable immediately prior to such termination of Continuous Service.

•	In the event of a Corporate Transaction or Change in Control, the Option will be subject to the terms and conditions of Section 11 of the Plan.

During any authorized leave of absence, the vesting of the Option as provided in the schedule set forth above shall be suspended and the duration of such suspension will parallel the duration of the leave of absence under the Company’s then effective leave of absence policy.  The Vesting Schedule of the Option shall be extended by the length of the suspension.  Vesting of the Option shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

Raymond James Financial, Inc. a Florida corporation

By:

Title:

Date:

Address:	Attention: Secretary 880 Carillon Pkwy P.O. Box 12749 St. Petersburg, FL 33716

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

Grantee Acknowledges and Agrees:

The Grantee acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.

The Grantee further acknowledges that, from time to time, the Company may be in a “blackout period” and/or subject to applicable federal securities laws that could subject the Grantee to liability for engaging in any transaction involving the sale of the Company’s Shares.  The Grantee further acknowledges and agrees that, prior to the sale of any Shares acquired under this Award, it is the Grantee’s responsibility to determine whether or not such sale of Shares will subject the Grantee to liability under insider trading rules or other applicable federal securities laws.

The Grantee understands that the Award is subject to the Grantee’s consent to access this Notice, the Option Agreement, the Plan and the Plan prospectus (collectively, the “Plan Documents”) in electronic form on the Company’s intranet or such other website designated by the Company and communicated to the Grantee.  By signing below and accepting the grant of the Award, the Grantee: (i) consents to access electronic copies (instead of receiving paper copies) of the Plan Documents via the Company’s intranet or such other website designated by the Company and communicated to the Grantee if and when the Company begins providing the Plan Documents electronically; (ii) represents that the Grantee has access to paper copies of the Plan Documents; and (iii) acknowledges that the Grantee is familiar with and accepts the Award subject to the terms and provisions of the Plan Documents.

The Company may, in its sole discretion, decide to deliver any Plan Documents by electronic means or request the Grantee’s consent to participate in the Plan by electronic means.  The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system if and when such system is established and maintained by the Company or a third party designated by the Company.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice, the Plan and the Option Agreement shall be resolved by the Administrator in accordance with Section 15 of the Option Agreement.  The Grantee further agrees that, in accordance with Section 16 of the Option Agreement, any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Date:
Grantee’s Signature
Grant Date:
Grantee’s Printed Name

Address

City, State & Zip

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

RAYMOND JAMES FINANCIAL, INC. 2012 STOCK INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

1. Grant of Option.  Raymond James Financial, Inc., a Florida corporation (the “Company”), hereby grants to the Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s 2012 Stock Incentive Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option Agreement.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, the Option will qualify as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded.  The $100,000 limitation of Section 422(d) of the Code is calculated based on the aggregate Fair Market Value of the Shares subject to options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary of the Company).  For purposes of this calculation, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to such options shall be determined as of the grant date of the relevant option.

2. Exercise of Option.

(a) Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b) Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

(c) Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares.  Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Grantee is an employee of the Company at that time.

(d) Section 16(b).  Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 5, 6, 7 or 8 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3. Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a) cash through the Grantee’s Raymond James brokerage account, which must contain sufficient funds or margin availability to cover the consideration to be paid for the Shares to be issued upon exercise of the Option;

(b) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised; or

(c) if the Option is designated in the Notice as a Non-Qualified Stock Option, payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares).

4. Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws.  If the exercise of the Option within the applicable time periods set forth in Section 5, 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

5. Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date. In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  In the event of the Grantee’s change in status from Employee, Director or Independent Contractor to any other status of Employee, Director or Independent Contractor, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice; provided, however, that with respect to any Incentive Stock Option that shall remain in effect after a change in status from Employee to Director or Independent Contractor, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following such change in status.  Except as provided in Sections 6, 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

6. Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.  Section 22(e)(3) of the Code provides that an individual is permanently and totally disabled if he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

7. Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within ninety (90) days commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

8. Retirement of Grantee.  In the event of the Grantee’s Retirement, the Grantee may, but only within ninety (90) days commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

9. Transferability of Option.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 7, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10. Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11. Recoupment Policy.  Without limiting the generality of any other provision herein regarding the Grantee’s understanding of and agreement to the terms and conditions of the Notice, the Option Agreement and the Plan, by signing the Notice, the Grantee specifically acknowledges that he or she has read and understands the Raymond James Financial, Inc. Compensation Recoupment Policy, as may be amended from time to time (the “Policy”), and agrees to the terms and conditions of the Policy, including but not limited to the forfeiture and recoupment provisions of Sections 2 and 3 of the Policy.

12. Tax Consequences.  The Grantee may incur tax liability as a result of the Grantee’s purchase or disposition of the Shares.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

13. Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

15. Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16. Arbitration Agreement.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any claim, suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be governed by and subject to the terms and conditions of the Arbitration Agreement entered into by and between the Grantee and the Company.

17. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

18. Nature of Award.  In accepting the Option, the Grantee acknowledges and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b) the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options, even if Options have been awarded repeatedly in the past;

(c) all decisions with respect to future awards, if any, will be at the sole discretion of the Company;

(d) the Grantee’s participation in the Plan shall not create a right to any employment with the Company or a Related Entity and shall not interfere with the ability of the Company or the employer to terminate the Grantee’s employment relationship, if any, at any time;

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

(e) in the event that the Grantee is not an employee of the Company or any Related Entity, the Option and the Grantee’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Related Entity;

(f) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(g) in consideration of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares acquired upon exercise of the Option, resulting from the Grantee’s termination by the Company or any Related Entity (for any reason whatsoever and whether or not in breach of local labor laws) and in consideration of the grant of the Option, the Grantee irrevocably releases the Company and any Related Entity from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing the Notice, the Grantee shall be deemed irrevocably to have waived his or her right to pursue or seek remedy for any such claim or entitlement;

(h) in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Grantee’s right to receive Awards under the Plan and to vest in such Awards, if any, will terminate effective as of the date that the Grantee is no longer providing services and will not be extended by any notice period mandated under local law (e.g., providing services would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of the Grantee’s Separation from Service (whether or not in breach of local labor laws), the Committee shall have the exclusive discretion to determine when the Grantee is no longer providing services for purposes of this Option;

(i) the Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan or the Grantee’s acquisition or sale of the underlying Shares; and

(j) the Grantee is hereby advised to consult with the Grantee’s own personal tax, legal and financial advisers regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

19. Data Privacy.

(a)The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Grantee’s personal data as described in the Notice and this Option Agreement by and among, as applicable, the Grantee’s employer, the Company and any Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

(b)The Grantee understands that the Company and the Grantee’s employer may hold certain personal information about the Grantee, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance or other identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all Options or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Grantee’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

(c)The Grantee understands that Data will be transferred to any third party assisting the Company with the implementation, administration and management of the Plan.  The Grantee understands that the recipients of the Data may be located in the Grantee’s country, or elsewhere, and that the recipients’ country may have different data privacy laws and protections than the Grantee’s country.  The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative.  The Grantee authorizes the Company and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan.  The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan.  The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative.  The Grantee understands, however, that refusal or withdrawal of consent may affect the Grantee’s ability to participate in the Plan.  For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that the Grantee may contact the Grantee’s local human resources representative.

20.Language.  If the Grantee has received this Option Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control, unless otherwise prescribed by Applicable Law.

END OF AGREEMENT

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

EXHIBIT A

RAYMOND JAMES FINANCIAL, INC. 2012 STOCK INCENTIVE PLAN

EXERCISE NOTICE

Raymond James Financial, Inc.
Attention: Secretary
880 Carillon Pkwy
P.O. Box 12749
St. Petersburg, FL 33716

1. Exercise of Option.  Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of Raymond James Financial, Inc. (the “Company”) under and pursuant to the Company’s 2012 Stock Incentive Plan, as amended from time to time (the “Plan”) and the [  ] Incentive [  ] Non-Qualified Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated ______________, ________.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Exercise Notice.

2. Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice, the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3. Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

4. Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares.

5. Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6. Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.  In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Grantee.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

7. Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8. Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9. Administration and Interpretation.  The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10. Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Florida without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Florida to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

12. Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13. Entire Agreement.  The Notice, the Plan and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Plan, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

[NON-CONTINGENT FORM OF STOCK OPTION AGREEMENT – RETIREMENT VESTING WITHOUT NON-COMPETITION PROVISION]

Submitted by:	Accepted by:

GRANTEE:	RAYMOND JAMES FINANCIAL, INC.

By:

Title:
(Signature)

Address:	Address:

880 Carillon Pkwy
P.O. Box 12749
St. Petersburg, FL 33716